EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-51927 of HCB Bancshares, Inc. on Form S-8 of our report dated August 1, 2002, incorporated by reference in the Annual Report on Form 10-K of HCB Bancshares, Inc. for the year ended June 30, 2002.



/s/ BKD, LLP

BKD, LLP
Little Rock, Arkansas
September 18, 2002